Exhibit 99.1

News Release
Quantenna Announces First Quarter 2018 Financial Results
Quantenna’s Wave 3 10G Customer Deployments Expanding
San Jose, CA - April 30, 2018 - Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the first quarter ended April 1, 2018.
"Our first quarter strength bolsters our Wave 3 10G growth strategy as we experienced accelerated deployment momentum with our key cable MSO customer coupled with an additional cable MSO initiating full volume rollout. Additionally, these deployments are now sourced through two separate OEM partners, which adds additional capacity to serve demand and diversifies the supply chain. We also continue to receive inbound interest for Wave 3 10G designs due to its superior performance in the Wi-Fi landscape” remarked Dr. Sam Heidari, Chairman and Chief Executive Officer.
“We expect record revenue in the second quarter, driven by record Wave 3 10G revenue shipments, as we extend our customer opportunities into mainstream markets and new and existing high-performance markets that seek a full-featured and unparalleled connectivity experience.”
Financial Summary

	Three Months Ended
	April 1, 2018	April 2, 2017	% Change

Revenue	$45,117	$37,891	19.1%
Gross Profit	22,765	18,584	22.5%
Gross Margin	50.5%	49.0%	150 bps

Net income (loss):
GAAP	$(3,247)	$(884)
Non-GAAP	1,160	1,220

Net income (loss) per share - diluted:
GAAP	$(0.09)	$(0.03)
Non-GAAP	0.03	0.03

(in thousands except per share data, unaudited)

Commentary on the first quarter 2018 financial results by Company management is available at http://ir.quantenna.com/events.cfm.
Please see the note regarding the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
First Quarter Company Highlights

•	Revenue of $45.1 million, representing year over year growth of 19% over the first quarter of 2017 and 9% sequential growth over the fourth quarter of 2017.

•
First quarter GAAP gross margin of 50.5% compared to 49.0% in the first quarter of fiscal year 2017. First quarter non-GAAP gross margin of 50.5% compared to 49.2% in the first quarter of fiscal year 2017.

•	First quarter GAAP and non-GAAP gross profit grew 22% from the first quarter of fiscal year 2017.

•	Cash from operations generated $6.8 million in the first quarter of fiscal year 2018, compared to ($0.4) million in the first quarter of 2017.

•	Wave 3 10G continues its leadership position in the first quarter with a cable MSO initiating a full volume rollout using our technology exclusively in their flagship next generation gateway.

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Our cable MSO customers using our Wave 3 10G solutions are now sourcing their next generation gateways through two separate OEM partners, which adds substantial capacity to serve subscriber demand while diversifying the supply chain.

•	Partnered with Canal+ Group to deliver an end-to-end solution that enables wireless HD video redistribution from set-top box to a companion Over-The-Top (OTT) set-top box.

•	Announced enhanced Wi-Fi features on the Wave 3 QSR10G chipset family targeting gateways and access points that significantly improve the user experience of mobile Wi-Fi clients.

•	Partnered with Greenwave Systems, Inc., to deliver a full duplex 4x4 802.11ac Wave 2 Wi-Fi extender for superior whole-home coverage.

•	Collaborated with Icotera to deliver innovative next-generation fiber gateway and Wi-Fi access point solutions to the European market.

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Business Outlook

Second Quarter 2018 Guidance Range
Revenue	$51M to $53M
Gross Margin
GAAP	48% +/- 100bps
Non-GAAP	48% +/- 100bps
Operating Expense Growth (sequential)
GAAP	Flat to up 4%
Non-GAAP	Flat to up 5%
Net income (loss) per share-diluted
GAAP	($0.04) - ($0.02)
Non-GAAP	$0.07 - $0.09

Gross margin, operating expense and net income GAAP to Non-GAAP reconciliation relates to stock based compensation expense and change in deferred tax assets.
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly results and business outlook following this press release at 2:00 p.m. Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877) 239-5585 for domestic callers or (661) 378-9806 for international callers. Please reference Conference ID: 4674009. An audio webcast and replay will be available on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense and changes to deferred tax balances. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.
About Quantenna Communications
Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect consumer’s Wi-Fi experience by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon to system and software, to provide total Wi-Fi network solutions. For more information, visit www.quantenna.com.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the first quarter ended April 1, 2018, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views

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and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of our control; quarterly fluctuations in revenues and operating results; intense market competition, including competition from other companies that are larger and have greater resources and broader product ecosystem offerings; ability to accurately predict future revenue and expenses; potential cancellation of customer orders; risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, customers and end customers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry; potential changes in tax and other laws affecting Quantenna’s business; revenue recognition impacts due to ASC 606; adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the first quarter of 2018 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017

Revenue	$45,117	$37,891
Cost of revenue	22,352	19,307
Gross profit	22,765	18,584
Operating expenses:
Research and development	17,601	12,633
Sales and marketing	4,495	2,914
General and administrative	4,198	3,389
Total operating expenses	26,294	18,936
Loss from operations	(3,529)	(352)
Interest expense	—	(197)
Other income (expense), net	334	200
Loss before income taxes	(3,195)	(349)
Provision for income taxes	(52)	(535)
Net loss	$(3,247)	$(884)
Net loss per share - basic and diluted	$(0.09)	$(0.03)
Shares used in computing net loss per share - basic and diluted	35,848	33,107

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Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended April 1, 2018				Three months ended April 2, 2017
	GAAP Measure	Stock-based Compensation Expense	Income Taxes*	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$45,117			$45,117	$37,891		$37,891
Gross profit	22,765	34		22,799	18,584	43	18,627
Gross margin	50.5%	0.1%		50.5%	49.0%	0.1%	49.2%
Research and development	17,601	2,393		15,208	12,633	1,205	11,428
Sales and marketing	4,495	984		3,511	2,914	353	2,561
General and administrative	4,198	1,181		3,017	3,389	503	2,886
Income (loss) from operations	(3,529)	4,592		1,063	(352)	2,104	1,752
Benefit (provision) for income taxes	(52)	—	(185)	(237)	(535)	—	(535)
Net income (loss)	$(3,247)	$4,592	$(185)	$1,160	$(884)	$2,104	$1,220
Basic shares outstanding	35,848			35,848	33,107		33,107
Basic earnings per share	$(0.09)			$0.03	$(0.03)		$0.04
Diluted shares outstanding	35,848			38,703	33,107		38,371
Diluted earnings per share	$(0.09)			$0.03	$(0.03)		$0.03

*Income tax adjustment relating to change in US Federal and State deferred tax assets.

Quantenna Communications, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three Months Ended April 1, 2018

	Low	High
Estimated GAAP diluted loss per share	$(0.04)	$(0.02)
Estimated stock compensation expense	(0.11)	(0.11)
Estimated Non-GAAP diluted earnings per share	$0.07	$0.09

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Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	April 1, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$24,613	$24,432
Marketable securities	95,530	94,195
Accounts receivable	26,310	26,786
Inventory	18,420	12,662
Prepaid expenses and other current assets	2,949	2,744
Total current assets	167,822	160,819
Deferred tax assets	35,602	35,422
Property and equipment, net	12,415	12,511
Intangible and other assets, net	4,215	3,952
Total assets	$220,054	$212,704
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,696	$2,077
Accrued liabilities and other current liabilities	23,531	22,742
Long-term debt, current portion	—	3,943
Total current liabilities	34,227	28,762
Other long-term liabilities	3,222	3,339
Total liabilities	37,449	32,101

Stockholders’ equity
Common stock	3	3
Additional paid-in capital	313,503	308,023
Accumulated other comprehensive loss	(438)	(207)
Accumulated deficit	(130,463)	(127,216)
Total stockholders’ equity	182,605	180,603
Total liabilities and stockholders’ equity	$220,054	$212,704

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Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017

Cash flows from operating activities
Net loss	$(3,247)	$(884)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,125	479
Stock-based compensation expense	4,592	2,104
Other	(50)	135
Changes in assets and liabilities:
Accounts receivable	476	(3,332)
Inventory	(5,758)	2,459
Prepaid expenses and other current assets	(205)	(1,324)
Deferred rent and other assets	58	(511)
Accounts payable	8,725	(5,870)
Accrued liabilities and other current liabilities	1,053	6,309
Net cash provided by (used in) operating activities	6,769	(435)
Cash flows from investing activities
Purchase of property and equipment	(924)	(1,700)
Purchase of long-term investment	(590)	—
Purchase of marketable securities	(13,211)	—
Maturities of marketable securities	11,515	—
Net cash used in investing activities	(3,210)	(1,700)
Cash flows from financing activities
Proceeds from issuance of common stock, net	1,438	163
Payments of taxes withheld for vested stock awards	(601)	—
Payments related to intangible asset purchase	(272)	—
Repayments of long-term debt	(3,943)	(672)
Net cash used in financing activities	(3,378)	(509)
Net increase (decrease) in cash and cash equivalents	181	(2,644)
Cash and cash equivalents
Beginning of period	24,432	117,045
End of period	$24,613	$114,401

Quantenna Communications, Inc.
Vernon Essi, Jr.
669-209-5647
vessi@quantenna.com

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